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                                                                 Exhibit 3(i)(c)


                       HUNTINGTON BANCSHARES INCORPORATED

                              ARTICLES OF AMENDMENT
                      TO ARTICLES OF RESTATEMENT OF CHARTER




         Huntington Bancshares Incorporated, a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of

Maryland that:

         FIRST: ARTICLE FIFTH of the Charter of the Corporation is hereby amended by striking out the first paragraph of ARTICLE FIFTH, and inserting in lieu thereof the following:

                  "FIFTH: (a) The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 506,617,808 shares, of which 500,000,000 shares shall be Common Stock, without par value, and 6,617,808 shares shall be Serial Preferred Stock, without par value."

         SECOND: The Board of Directors of the Corporation, by resolutions adopted at a meeting duly convened and held on January 21, 1998, advised the foregoing amendment and directed that it be submitted for consideration at a meeting of the stockholders entitled to vote thereon.

         THIRD: Notice, calling a meeting of the stockholders of the Corporation, describing the foregoing amendment and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given as required by law to all stockholders entitled to vote thereon or to receive notice thereof. The foregoing amendment was approved by the stockholders of the Corporation at a meeting held on April 23, 1998, by the requisite vote under the Charter of the Corporation and the laws of the State of Maryland.

         FOURTH: The amendment of the Charter of the Corporation, as set forth above, has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

         FIFTH: (a) The total number of shares of all classes of stock which the Corporation was heretofore authorized to issue was 306,617,808 shares, of which 300,000,000 shares were Common Stock, without par value, and 6,617,808 shares were Serial Preferred Stock, without par value. The total number of shares of all classes of stock which the Corporation is authorized to issue is increased by this amendment to 506,617,808 shares, of which 500,000,000 shares are Common Stock, without par value, and 6,617,808 shares are Serial Preferred Stock, without par value.

                           (b) The description of each class of stock which the Corporation is authorized to issue has not been changed by this amendment.



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         IN WITNESS WHEREOF, Huntington Bancshares Incorporated has caused these presents to be signed in its name and on its behalf by its President and Secretary, and its corporate seal to be affixed hereto on April 24, 1998.

                                           HUNTINGTON BANCSHARES INCORPORATED

                                           /s/ ZUHEIR SOFIA
                                           -------------------------------------
                                           By:  Zuheir Sofia, President


ATTEST:



/s/  RALPH K. FRASIER                                    [SEAL]
------------------------------------
Ralph K. Frasier, Secretary



                            CERTIFICATE OF PRESIDENT

         The undersigned, Zuheir Sofia, President of Huntington Bancshares Incorporated, having executed the foregoing Articles of Amendment for and on behalf of the Corporation, hereby acknowledges the Articles of Amendment to be the corporate act of the Corporation and further certifies under penalty of perjury that, to the best of his knowledge, information, and belief, the matters and facts set forth herein with respect to approval hereof are true in all material respects.


                                          /s/ ZUHEIR SOFIA
                                          -------------------------------------
                                          Zuheir Sofia




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